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                                                                     Exhibit (J)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in each portfolio's Prospectus and "Financial Statements" in the combined Statement of Additional Information in Post-Effective Amendment Number 14 to the Registration Statement (Form N-1A, No. 333-03013) of The Universal Institutional Funds, Inc., and to the incorporation by reference of our reports dated February 2, 2001 on the Active International Allocation Portfolio, Asian Equity Portfolio, Emerging Markets Debt Portfolio, Emerging Markets Equity Portfolio, Equity Growth Portfolio, Fixed Income Portfolio, Global Equity Portfolio, High Yield Portfolio, International Magnum Portfolio, Mid Cap Growth Portfolio, Mid Cap Value Portfolio, Money Market Portfolio, Technology Portfolio, U.S. Real Estate Portfolio, and Value Portfolio included in the 2000 Annual Report to Shareholders of The Universal Institutional Funds, Inc.



                                    ERNST & YOUNG LLP


Boston, Massachusetts
April 27, 2001